Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GVI SECURITY SOLUTIONS, INC.
(Exact name of issuer as specified in its charter)

Delaware	77-0436410
(State or other jurisdiction	(I.R.S. Employer
incorporation or organization)	Identification No.)

2801 Trade Center Drive, Suite 120, Carrollton, Texas	75007
(Address of Principal Executive Offices)	(Zip Code)

GVI SECURITY SOLUTIONS, INC. AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN
(Full Title of the Plan)

Joseph Restivo
Chief Financial Officer
GVI Security Solutions, Inc.
2801 Trade Center Drive, Suite 120
Carrollton, Texas 75007
(Name and address of agent for service)

(972) 245-7353
(Telephone number, including area code, of agent of service)

With a copy to:
Alison Newman, Esq.
Cooley Godward Kronish LLP
1114 Avenue of the Americas
New York, New York 10036
(212) 479-6000

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $.001 per share	5,840,500 shares	$0.88	$5,139,640.00	$157.79

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the registrant’s common stock as reported on the OTC Bulletin Board on June 13, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to the participants of the GVI Security Solutions, Inc. Amended and Restated 2004 Long-Term Incentive Plan, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents are not required to be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of the Company, filed with the Commission, are incorporated by reference into this Registration Statement:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Commission on March 29, 2007.

(b) The Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2007, filed with the Commission on May 14, 2007.

(c) The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A filed with the Commission on October 18, 1996.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which is also incorporated by reference modifies or supersedes such statement. Any earlier statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

The Company’s Common Stock is registered pursuant to Section 12 of the Securities Exchange, and therefore, the description of such securities is omitted.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Under our certificate of incorporation and bylaws, our directors and officers are entitled to be indemnified by us to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law. Additionally, under our certificate of incorporation and bylaws, our directors are not subject to personal liability to us or our stockholders for monetary damages resulting from a breach of fiduciary duty or failure to exercise any applicable standard of care, except that our directors may be subject to personal liability for monetary damages in circumstances involving:

• a breach of the duty of loyalty;

• acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

• unlawful payments of dividends, stock purchases or redemptions under the Delaware General Corporation Law; or

• transactions from which the director derives an improper personal benefit.

Item 7.  Exemption from Registration Claimed

Not Applicable.

Item 8.  Exhibits.

4.1 The Company’s Amended and Restated 2004 Long-Term Incentive Plan (incorporated by reference from the Company’s Information Statement filed with the Commission on November 6, 2006).

5.1 Opinion of counsel as to legality of the Common Shares covered by this Registration Statement.

23.1 Weinberg & Company, P.A.

23.2 Consent of Mercadien, P.C., Certified Public Accountants

23.3 Consent of counsel (included within Exhibit 5.1).

Item 9. Undertakings.

A.    Post-Effective Amendments

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional or changed information on the plan of distribution.

(2) for determining liability under the Securities Act, to treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of such securities at that time to be an initial bona fide offering.

(3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B.    Subsequent Documents Incorporated by Reference

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Claims for Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carrollton, State of Texas, on June 14, 2007.

GVI SECURITY SOLUTIONS, INC.
(Registrant)

By: /s/ Steven Walin

Steven Walin

Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Steven Walin Steven Walin	Chief Executive Officer (Principal Executive Officer) and Director	June 14, 2007

/s/ Joseph Restivo Joseph Restivo	Chief Financial Officer (Principal Accounting and Financial Officer) and Director	June 14, 2007

/s/ David Weiner David Weiner	Chairman of the Board of Directors	June 18, 2007

_____________
Craig Ellins	Director	June 18, 2007

/s/ Gary Freeman Gary Freeman	Director	June 13, 2007

/s/ Moshe Zarmi Moshe Zarmi	Director	June 18, 2007